UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2017, we entered into a letter agreement with our Chief Financial Officer, Joel M. Bennett (the “Letter Agreement”), which provides for Mr. Bennett’s stepping down from his position. In order to arrange for a smooth transition, Mr. Bennett will continue as our Chief Financial Officer until completion of our annual report for the 2017 fiscal year or such earlier date that a successor has been named and transitioned to the office of Chief Financial Officer. The Company has initiated an external search to identify his replacement.

The Letter Agreement provides, among other things, that Mr. Bennett will receive a severance payment in a maximum amount of up to 15 month’s salary, accelerated vesting of a portion of his restricted stock units and continued health care coverage for up to 12 months. The Letter Agreement also requires Mr. Bennett to comply with confidentiality, non-disparagement and cooperation obligations. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Letter Agreement dated December 27, 2017 between Registrant and Joel M. Bennett
10.2	Press Release dated December 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: December 29, 2017
	By:	/s/ STEPHEN G. BERMAN
Stephen G. Berman, CEO